EXHIBIT 10.7

REQUEST FOR FULL RECONVEYANCE

TO:           _____________, Trustee

The undersigned represents and warrants that it is the holder and owner of the entire beneficial interest created by a Trust Deed, (the “Trust Deed”) dated as of July 15, 2010, given by Tonaquint, Inc., a Utah corporation, to _________, as trustee for the benefit of Aethlon Medical, Inc., a Nevada corporation, which Trust Deed was recorded July ___, 2010, as Entry No. _______________ in the official real property records of Salt Lake County, Utah.  The undersigned also represents and warrants that it is the party entitled to the performance of all of the obligations described in the Trust Deed (the “Obligations”).

All of the Obligations and conditions for reconveyance have been fully discharged and satisfied.  Accordingly, you are hereby requested and directed to cancel the Trust Deed and to reconvey, without warranty, to the person, persons, entity, or entities entitled thereto all of the estate now held by you under the same.

DATED _____________ ___, 20___.

AETHLON MEDICAL, INC.

By: ______________________________
Name: ____________________________
Title: _____________________________

STATE OF _____________     )
: ss
COUNTY OF ___________      )

The foregoing instrument was acknowledged before me this ____ day of __________ 20___ by _____________________, the ___________ of Aethlon Medical, Inc., the signer of the above instrument, who duly acknowledged to me that he executed the same on behalf of such corporation.

________________________________
Notary Public